Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Neurobiological Technologies, Inc. and affirm that this Schedule 13D is being filed on behalf of each of the undersigned.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 22, 2009
MILLENNIUM TECHNOLOGY VALUE PARTNERS, L.P.
By:	/s/ Samuel L. Schwerin
Samuel L. Schwerin
Managing Partner

MILLENNIUM TECHNOLOGY VALUE PARTNERS (RCM), L.P.
By:	/s/ Samuel L. Schwerin
Samuel L. Schwerin
Managing Partner